UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 16, 2025

HIGH ROLLER TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

001-42202
(Commission File Number)

Delaware	87-4159815
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

400 South 4th Street, Suite 500-#390
Las Vegas, Nevada 89101
(Address of principal executive offices, with zip code)

(702) 509-5244
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ROLR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Financial Officer

Effective May 16, 2025, Matthew Teinert resigned as Chief Financial Officer of High Roller Technologies, Inc. (the “Company”). Mr. Teinert’s resignation as Chief Financial Officer was not the result of any disagreements with the Company regarding any matters related to its operations, policies, practices, or otherwise.

Appointment of Chief Financial Officer

On May 16, 2025, the Board of Directors (the “Board”) of the Company appointed Adam Felman (age 34) as Chief Financial Officer of the Company.

Prior to joining the Company, Mr. Felman served as Chief Financial Officer and Member of the Board of Directors of Digital Gaming Corporation, a leading online gaming company and B2B supplier, until the sale of the company’s B2B assets to Games Global in 2024. In 2023, Mr. Felman transitioned from private to public market operations following the sale of Digital Gaming Corporation to Super Group (NYSE: SGHC). From 2013 to 2017, Mr. Felman, a Chartered Accountant (ACA), was in practice at Hazlems Fenton LLP. Mr. Felman received Joint Honors in Mathematics and Business from Aston University in 2013.

In connection with his appointment as Chief Financial Officer, on May 16, 2025, Mr. Felman entered into an employment agreement with the Company (the “Agreement”), through its subsidiary, Lunar Ventures Limited, pursuant to which his employment with the Company would commence on May 16, 2025. Pursuant to the Agreement, the Company agreed to pay Mr. Felman an annual base salary of $300,000. The Agreement provides that Mr. Felman will receive a stock option to purchase 150,000 shares of the Company’s common stock (the “Option”) and 50,000 restricted stock units (the “RSUs”) on May 16, 2025. The Option has a ten-year term, subject to any earlier termination following cessation of Mr. Felman’s service to the Company, and an exercise price per share equal to the closing price of the Company’s common stock as reported by the NYSE American LLC on May 16, 2025. The Option and RSUs shall vest and become exercisable in equal quarterly installments over a period of three years from the date of grant, subject to Mr. Felman’s continued service with the Company through each applicable vesting date.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibits 10.1 and incorporated herein by reference as if fully set forth herein.

There are no arrangements or understandings between Mr. Felman and any other person pursuant to which he was appointed as Chief Financial Officer of the Company. There are no family relationships between Mr. Felman and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company, dated May 20, 2025, relating to Mr. Felman’s appointment as the Chief Financial Officer of the Company is attached hereto as Exhibit 99.1 to this Form 8-K.

The information under this Item 7.01 and the press release attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of High Roller Technologies, Inc., dated May 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGH ROLLER TECHNOLOGIES, INC.

Date: May 20, 2025	By:	/s/ Ben Clemes
Ben Clemes Chief Executive Officer